Exhibit 10.13

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of the 16th of April, 2014 (the “Effective Date”), is entered into by and between Westcott Products Corporation (the “Company”), Brunson Chandler & Jones, PLLC as escrow agent (“Escrow Agent”) and the Investor listed on the signature page attached hereto (“Investor”).

RECITALS

WHEREAS, the Company will be placing a unit comprised of shares of its Series A 6% Convertible Preferred Stock and warrants to acquire additional shares of its common stock (the “Units”) with certain investors (the “Investors”) in a private placement offering (the “Offering”) and desires to establish a non-interest bearing escrow account with Escrow Agent into which the Investors (or the Company on behalf of Investors) shall deposit checks and/or wire transfers for the payment of money in accordance with the terms herein;

WHEREAS, the Escrow Agent is willing to accept said checks and/or wire transfers for the payment of money in accordance with the terms herein;

WHEREAS, the Company plans to enter into an Agreement and Plan of Merger (the “Merger Agreement” and the “Merger”) with Dala Petroleum Corp. through a wholly-owned subsidiary to be formed for that sole purpose, the closing of which Merger is contingent upon a minimum Offering amount of at least $2,000,000. If the minimum Offering amount is raised, and the Merger Agreement is executed, and the Merger occurs, then the Escrow Agent shall disburse the funds to the Company as set forth herein;

WHEREAS, if the minimum Offering amount is not raised by June 1, 2014 (or any extended date authorized by the Company), then the Escrow Agent shall promptly return the funds to the Investor(s) as set forth herein; and

WHEREAS, the Company represents and warrants to the Escrow Agent that it has not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement.

AGREEMENT

The parties, intending to be legally bound, hereby agree as follows:

1.

DELIVERY OF ESCROW FUNDS

(a)(i) The Company shall deliver to the Escrow Agent checks received from each prospective Investor made payable to the order of the Brunson Chandler & Jones, PLLC IOLTA Trust Account (the “Escrow Account”), and delivered to the attention of Callie Jones at 175 South Main Street, Fifteenth Floor, Salt Lake City, Utah 84111or

(ii) The Escrow Agent shall receive money directly from prospective Investors by means of check or wire transfer. If by wire transfer, money shall be wired to Brunson Chandler & Jones, PLLC, 170 South Main Street, Salt Lake City, Utah, 84111, Routing: 124302150, Account: 153152343783,

Swift: USBKUS44IMT.

All such money shall be deposited into the Escrow Account (without the use of any subaccounts).

(b) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Company.

(c) Promptly after checks and wire transfers are delivered to the Escrow Agent from the Company or any Investor, the Company or the Investor, as applicable, shall provide the Escrow Agent with the Investor’s original subscription agreement, which shall include the Investor’s name, address and other applicable information (social security number or employer identification number, if appropriate). The Escrow Agent shall hold the subscription agreements pending release of the funds in the Escrow Account (the “Escrow Funds”) as provided in Section 2 below at which time the subscription agreements shall be released to the Company or the Investor as applicable in accordance with written instructions from the Company (which shall be delivered to the Escrow Agent promptly following the earlier to occur of the distribution of the Escrow Funds or the written request of the Escrow Agent).

2.

RELEASE OF ESCROW FUNDS

The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) In the event that the Company advises the Escrow Agent in writing that the private placement described in the Memorandum has been withdrawn, the Escrow Agent shall promptly return the funds paid by each prospective Investor, to said prospective Investor at the address specified in such Investor’s subscription agreement, without interest or deduction therefrom.

(b) If prior to 5 p.m. (New York City time) on June 1, 2014, the Escrow Agent receives written notification signed by the Company, if any, stating that the Offering termination date (the “Termination Date”) described in the placement memorandum or offering prospectus has been extended to a date stated therein, the Termination Date shall be so extended.

(c) If the Merger Agreement is not executed and the Merger contemplated therein does not occur prior to the Termination Date or any allowable extension periods, the Escrow Agent shall thereupon promptly return the Escrow Funds to the Investor(s) and close the Escrow Account.

(d) The Escrow Agent shall not be required to pay any uncollected funds or any funds which are not available for withdrawal.

3.

ACCEPTANCE BY THE ESCROW AGENT

The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement, and no duties, obligations or responsibilities shall be inferred or implied against the Escrow Agent, and any permissive rights of the Escrow Agent hereunder shall not be construed as duties.  The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by the Company or any Investor. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise, including, but not limited to, the any placement memorandum, offering prospectus, or subscription agreement.  The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

(b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectability of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent, and in the case of a check, has cleared and immediately available funds are available to the Escrow Agent, pursuant to this Agreement.

(c) The Escrow Agent may execute or perform any duties under this Agreement either directly or through agents, designees, nominees, and assignees, and shall not be responsible for the actions of any such party appointed with due care.

(d) The Escrow Agent may request that the Company deliver a certificate setting forth the names of individuals and or titles of officers authorized at such time to take specific actions pursuant to this Agreement and shall be entitled to rely upon such certificate until a new certificate is delivered to Escrow Agent.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire or investigate the validity, accuracy or content of any such document.

(e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(f) The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, or if the Escrow Agent is uncertain as to its rights or duties hereunder, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute or uncertainty shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings; provided, however, the Escrow Agent may, in its sole discretion, commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses, including attorney fees, incurred in connection with any such proceeding shall be paid by, and shall be deemed an expense of the Company.

(g) The Escrow Agent shall never be required to use or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. The Escrow Agent shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity or other security reasonably satisfactory to it.

(h) In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages and regardless of the form of action.

(j) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(k) The Escrow Agent is authorized to obey and comply, in any manner it deems appropriate, with all writs, order, judgments, awards, decrees issued or process entered by any court, agency, arbitrator, or tribunal with respect to this Agreement.

(i) The agreements set forth in this Section 3 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

4.

FEES AND INDEMNIFICATION OF ESCROW AGENT

(a) The Company agrees to pay the Escrow Agent $500 as compensation for its services as Escrow Agent, and to reimburse the Escrow Agent for all costs, fees and expenses incurred by the Escrow Agent in the performance of its duties hereunder.

Wire Instructions:

Brunson Chandler & Jones Trust Account

US BANK

170 South Main Street

Salt Lake City, Utah 84111

Routing: 124302150

Account: 153152343783

Swift: USBKUS44IMT

(b) The Company will reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, claim, cost, damage or expense, including but not limited to attorney fees and costs, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement. The Company agrees to indemnify the Escrow Agent for any transfer or other taxes the Escrow Agent is obligated to pay on behalf of Company or any Investor, respectively, in connection with this Agreement. Any payments of income from the Escrow Funds shall be subject to withholding regulations then in force with respect to U.S. taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrow Funds and is not responsible for any other tax reporting.

(c) The Escrow Agent shall have a lien upon the Escrow Funds (and all earnings thereon or additions thereto) held in the Escrow Account for any costs, expenses, fees or indemnification obligations that may arise under this Agreement that are not timely paid in full to the Escrow Agent (“Owed Amounts”). The Escrow Agent shall be entitled to debit and retain that portion of the Escrow Funds equal to such Owed Amounts, until all such Owed Amounts have been paid in full. If property or securities are held in the Escrow Account, the Escrow Agent shall be entitled to sell, convey or otherwise dispose of such property or securities for such purpose.

(d) The terms and obligations of this Section 4 shall survive the termination of this Agreement, the payment of all amounts hereunder and the resignation or removal of the Escrow Agent.

5.

RESIGNATION OF THE ESCROW AGENT

The Escrow Agent shall have the right to resign upon 30 days written notice to the Company. In the event of such resignation, Company shall appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment.  Upon receipt of such notice, the Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Agreement; provided, however, the Escrow Agent shall not be deprived of its compensation earned prior to such time.  If no successor escrow agent shall have been designated by the date specified in the Escrow Agent’s notice, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate and the Escrow Agent’s sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties hereto.  Additionally, if no successor escrow agent shall have been designated, the Escrow Agent may (i) at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor escrow agent, or (ii) deposit the Escrow Funds with a court of competent jurisdiction and thereafter have no further responsibilities or duties in connection therewith.

6.

TERMINATION

This Agreement, except for the terms hereof that expressly survive, shall terminate upon the distribution of all Escrow Funds and the release of any subscription agreements held hereunder or the written agreement of the parties hereto; provided, however, if the Agreement is terminated based upon the written agreement of the parties hereto, the termination shall not become effective until such time as all Escrow Funds (including any interest posted in arrears) and subscription agreements are distributed.

7

MISCELLANEOUS

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

(b) This Agreement shall not be revoked, rescinded, amended, or modified as to any of its terms or conditions except by a writing signed by the parties hereto.

(c) Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally, upon receipt of confirmation from the transmitting equipment if sent by facsimile or email, two days after being sent by a major overnight courier, or five days after being mailed by certified mail, return receipt requested, to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other):

If to Company, to:

Westcott Products Corporation

4685 South Highland Drive, Suite 202

Salt Lake City, Utah 84117

With a copy to:

Leonard W. Burnngham, Esq.

455 East 500 South, Suite 205

Salt Lake City, Utah 84111

If to the Escrow Agent, to:

Brunson Chandler & Jones, PLLC

Attn: Callie Jones

175 S. Main St., 15th Floor

Salt Lake City, UT  84111

The parties hereto authorize the Escrow Agent to rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and Escrow  Agent shall not be liable for any loss, liability or expense of any kind incurred by the Company or any third party due to Escrow Agent’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute gross negligence or willful misconduct.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to or application of its rules or principles of conflicts of law. Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the exclusive jurisdiction of the federal or state courts located in Salt Lake County, State of Utah, unless all the parties hereto agree in writing to any other jurisdiction. Each of the parties hereto hereby submits to such exclusive jurisdiction. Each party consents to service of process by certified or registered mail, return receipt requested, directed to the address last specified for notices. All parties hereto agree to waive the right to trial by jury to the fullest extent permitted by law. To the extent that in any jurisdiction, the Company may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives such immunity.

(e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns. Notwithstanding any other provision contained herein, if the Escrow Agent consolidates with, merges or converts into, or transfers all or substantially all of its business to another entity, the successor without any further act shall be the successor Escrow Agent hereunder.

(f) The failure of any party at any time or times to require performance of any provision hereunder shall in no way affect the right of such party at a later time to enforce the same. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver or any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h) Nothing in this Agreement shall confer any rights, either express or implied, upon any person or entity, other than the parties hereto and their respective successors, permitted assigns, heirs, executors, personal representatives, administrators, and legal representatives.

(i) If any provisions of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

(j) The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

(k) The Company represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation.

(l) The parties hereto shall furnish the Escrow Agent upon execution of this Agreement, and as subsequently required, all appropriate U.S. tax forms and other information in order for the Escrow Agent to comply with U.S. tax or other regulations.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:	INVESTOR:

/s/	/s/
Name: E. Will Gray	Name:
Title: Secretary	Amount Invested in Offering:
Address:

ESCROW AGENT:

BRUNSON CHANDLER & JONES, PLLC

/s/
Name: Callie Jones
Title: Partner